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                                     EXHIBIT 4.2
                   Specimen of Series A Preferred Stock Certificate



















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                                       SPECIMEN

                            ROMPUS INTERACTIVE CORPORATION
                                A Florida Corporation
          Capitalization:  80,000,000 Shares at $.001 Par Value Common Stock
                  20,000,000 Shares $.0001 par value Preferred Stock


     THIS CERTIFIES THAT ______________ is the owner of _________ Shares of $.0001 par value series A Special Voting Preferred Shares of ROMPUS INTERACTIVE CORPORATION, a Florida Corporation, transferrable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate property endorsed.

     IN WITNESS WHEREOF the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


_____________________________           _______________________________
                  Secretary                                 President